Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2020 Financial Results

Position of strength and stability allows for proactive response to COVID-19 pandemic

JACKSON, Miss. – April 28, 2020 – Trustmark Corporation (Nasdaq:TRMK) reported net income of $22.2 million in the first quarter of 2020, representing diluted earnings per share of $0.35.  During the first quarter, the provision and expense for credit losses totaled $27.4 million, primarily due to the impact of the COVID-19 pandemic on expected credit losses.  This increased provision and expense for credit losses reduced after-tax net income by approximately $0.32 per diluted share.  First quarter results also include a one-time, pre-tax charge of $4.4 million related to a voluntary early retirement program which reduced earnings by $0.05 per diluted share.  In addition, Trustmark reported positive net mortgage servicing hedge ineffectiveness of $9.9 million in the first quarter which increased earnings by $0.12 per diluted share.

COVID-19 Response

Gerard R. Host, President and CEO, stated, “Trustmark has been proactive in responding to the COVID-19 pandemic, and we are taking comprehensive action to support customers, associates and the communities we serve.  We remain committed to serving customers as our branches continue to offer drive-thru service, our ATM and ITM network remains accessible and our robust digital and mobile banking options provide additional convenience for our customers.  Approximately 45% of Trustmark associates are working remotely, and essential employees in our offices are taking additional precautions to stay safe and healthy.  We are working with customers to provide flexibility in these uncertain circumstances, and we are serving our local economies by participating in the SBA’s Paycheck Protection Program.  SBA commitments were secured for approximately 6,000 requests totaling over $800 million with an average loan size of $137 thousand, and we continue to assist customers in completing applications for the Paycheck Protection Program.  We are committed to doing everything in our power to ensure the safety of our customers and associates and support our local economies through these challenging times.”

First Quarter Highlights

•	Maintained strong capital position with CET1 ratio of 11.35% and total risk-based capital ratio of 12.78%
•

Reported solid growth in fee businesses with linked quarter increases of 61.2% in mortgage banking revenue (before hedge ineffectiveness), 23.3% in insurance commissions and 10.0% in wealth management revenue

•	Pre-tax, pre-provision income totaled $56.6 million, a linked-quarter increase of 31.1% and year-over-year increase of 40.4%

Mr. Host stated, “For over 130 years, we have been committed to meeting the banking and financial needs of our customers and communities.  During the COVID-19 pandemic, we remain focused on providing support, advice and solutions to meet our customers’ unique needs.  Trustmark entered this crisis from a position of strength and stability with a solid capital base and ample liquidity.  During the first quarter, we experienced strong growth in our fee businesses and posted increases in both loan and deposit balances.  I would like to thank our dedicated associates for working diligently in these unprecedented circumstances to serve our customers.  Trustmark has weathered many storms over the years, and we remain well-positioned to continue serving customers and creating long-term value for shareholders.”

Balance Sheet Management

•	Loans held for investment (excluding loans reclassified from acquired loans) increased 1.7% linked-quarter and total deposits increased 2.9% from the prior quarter
•	Maintained strong capital position significantly above regulatory levels necessary to be considered “well-capitalized”
•	Suspended share repurchase program on March 9, 2020, to maintain flexibility through the COVID-19 pandemic

Loans held for investment totaled $9.6 billion at March 31, 2020, reflecting an increase of 2.5% linked-quarter and 6.4% year-over-year.  During the first quarter of 2020, Trustmark reclassified $72.6 million of acquired loans to loans held for investment with the adoption of FASB ASC Topic 326, “Financial Instruments – Credit Losses.”  Excluding this reclassification, loans held for investment increased $159.7 million, or 1.7%, from the prior quarter and $500.3 million, or 5.6%, from the comparable period one year earlier.

The linked-quarter growth reflects increases in other real estate secured loans and loans secured by nonfarm, nonresidential properties, which were principally the result of the migration of construction loans as projects were completed.  Trustmark’s loan portfolio is diversified by loan type and geography.

Deposits totaled $11.6 billion at March 31, 2020, up $330.2 million, or 2.9%, from the prior quarter.  Trustmark maintains a strong liquidity position as loans held for investment represented 82.7% of total deposits at March 31, 2020.  Interest-bearing deposit costs totaled 0.71% for the first quarter, a decrease of 14 basis points linked-quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 59% of deposit balances in checking accounts.  The total cost of interest-bearing liabilities was 0.75% for the first quarter of 2020, a decrease of 13 basis points from the prior quarter.

During the first quarter, Trustmark repurchased $27.5 million, or approximately 887 thousand of its common shares in open market transactions.  On March 9, 2020, Trustmark suspended its share repurchase program to ensure ample capital to support customers during the COVID-19 pandemic.  Trustmark’s capital position remained solid, reflecting the strength and diversity of its financial services businesses.  At March 31, 2020, Trustmark’s tangible equity to tangible assets ratio was 9.27%, while the total risk-based capital ratio was 12.78%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2020, to shareholders of record on June 1, 2020.

Credit Quality

•	Adopted current expected credit loss (CECL) methodology for estimating credit losses effective January 1, 2020
•	Allowance for credit losses (ACL) represented 468.8% of nonperforming loans, excluding individually evaluated loans
•	Nonperforming assets declined 5.6% from the prior quarter and 12.1% year-over-year, reflecting decreases in both nonperforming loans and other real estate

Effective January 1, 2020, Trustmark adopted the CECL methodology for estimating credit losses, which resulted in a net $26.6 million increase for credit losses primarily due to the creation of reserves for unfunded commitments.  This one-time cumulative adjustment resulted in an after-tax decrease of $19.9 million in retained earnings.  Primarily due to economic uncertainties related to the COVID-19 pandemic, Trustmark increased its provision for credit losses by $20.6 million and its credit loss expense related to off-balance sheet credit exposures by $6.8 million, resulting in total credit loss expenses of $27.4 million in the quarter.

Allocation of Trustmark's $100.6 million allowance for credit losses on loans held for investment represented 0.97% of commercial loans and 1.35% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.05% at March 31, 2020, representing a level management considers commensurate with the present risk in the loan portfolio.

Nonperforming loans totaled $53.0 million at March 31, 2020, down $234 thousand from the prior quarter and $3.4 million year-over-year.  Other real estate totaled $24.8 million, reflecting a $4.4 million decrease from the prior quarter and down $7.3 million from the prior year.  Collectively, nonperforming assets totaled $77.8 million, reflecting a linked-quarter decrease of $4.6 million and a year-over-year decrease of $10.7 million.

Revenue Generation

•	Revenue in the first quarter totaled $169.2 million, up 10.5% from the prior quarter
•	Mortgage banking revenue before hedge ineffectiveness was $17.6 million in the first quarter, a linked-quarter increase of 61.2%
•	Insurance commissions increased 23.3% from the prior quarter, and wealth management revenue rose 10.0% over the same period

Revenue in the first quarter totaled $169.2 million, up 10.5% from the prior quarter and up 15.7% from the same quarter in the prior year.  The linked-quarter and year-over-year increases primarily reflect higher mortgage banking revenue as well as higher insurance commissions and wealth management revenue.  Net interest income (FTE) in the first quarter totaled $107.1 million, resulting in a net interest margin of 3.52%, down 4 basis points from the prior quarter.  Relative to the prior quarter, net interest income (FTE) decreased $1.7 million as a $4.3 million reduction in interest income more than offset a $2.6 million reduction in interest expense.

Noninterest income in the first quarter totaled $65.3 million, an increase of $17.7 million from the prior quarter and an increase of $23.8 million year-over-year.  The linked-quarter change primarily reflects a $19.6 million increase in mortgage banking revenue.  Mortgage banking revenue in the first quarter included $9.9 million in positive net hedge ineffectiveness.  Mortgage loan production in the first quarter totaled $457.2 million, down 8.3% linked-quarter and up 61.3% year-over-year.  Gain on sale of loans, net totaled $14.3 million in the first quarter, up $6.4 million from the prior quarter. Mortgage banking revenue totaled $27.5 million in the first quarter.

Insurance revenue totaled $11.6 million in the first quarter, up 23.3%, or $2.2 million, from the fourth quarter of 2019 and 6.2%, or $679 thousand, year-over-year.  The linked-quarter and year-over-year increases primarily reflect growth in property and casualty commissions.  Wealth management revenue in the first quarter totaled $8.5 million, an increase of $774 thousand, or 10.0%, from the prior quarter.  The growth reflects both higher trust management fees and brokerage and investment services revenue.

Bank card and other fees decreased $2.8 million, or 34.6%, from the prior quarter and $1.8 million, or 25.5%, year-over-year, reflecting lower customer derivative revenue.  Service charges on deposit accounts experienced a seasonal decrease of $862 thousand, or 7.9%, from the prior quarter and $233 thousand, or 2.3%, year-over-year.

Noninterest Expense

•	Core noninterest expense totaled $110.2 million in the first quarter of 2020, an increase of 2.5% from the prior quarter
•	Completed voluntary early retirement program
•	Continued to realign delivery channels to reflect changing customer preferences

During the first quarter, Trustmark completed a voluntary early retirement program.  Of those eligible for the program, 107 associates, or 3.8% of the workforce, retired by March 31, 2020.  A one-time, pre-tax charge of $4.4 million related to this program was incurred during the first quarter, reflecting $4.3 million in salaries and employee benefits and $102 thousand in other expense.  The result of this program is expected to produce pre-tax savings of approximately $2.9 million for the remainder of 2020 and $4.0 million for 2021.

Salaries and employee benefits – excluding $4.3 million of the voluntary early retirement charge – totaled $64.9 million, an increase of 4.1% from the prior quarter.  The increase primarily reflects higher insurance commissions and a seasonal increase in payroll taxes.  Services and fees rose $430 thousand linked-quarter, and other real estate expense, net decreased $197 thousand linked-quarter.

Trustmark remains focused on optimizing its delivery channels and reallocating resources to reflect changing customer preferences.  In the first quarter of 2020, Trustmark closed five branches as customers continued to migrate to mobile and digital banking channels and embraced the convenience of remote options.  Trustmark remains committed to investments that promote profitable revenue growth, reengineering processes to enhance operational efficiency, realigning delivery channels to support changing customer preferences and managing the franchise for the long-term.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 29, 2020 at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, May 13, 2020, in archived format at the same web address or by calling (877) 344-7529, passcode 10142197.

Trustmark is a financial services company providing banking and financial solutions through 188 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on any or all of our business, results of operations financial condition and liquidity. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, the effects of the COVID-19 pandemic on the domestic and global economy, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board (FRB) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, particularly with respect to the COVID-19 pandemic, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters,  pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission (SEC).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2020	12/31/2019	3/31/2019	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,620,422	$1,551,358	$1,753,268	$69,064	4.5%	$(132,846)	-7.6%
Securities AFS-nontaxable	22,056	23,300	40,159	(1,244)	-5.3%	(18,103)	-45.1%
Securities HTM-taxable	694,740	734,474	866,665	(39,734)	-5.4%	(171,925)	-19.8%
Securities HTM-nontaxable	25,673	25,703	28,710	(30)	-0.1%	(3,037)	-10.6%
Total securities	2,362,891	2,334,835	2,688,802	28,056	1.2%	(325,911)	-12.1%
Loans (including loans held for sale) (1)	9,678,174	9,467,437	9,038,204	210,737	2.2%	639,970	7.1%
Acquired loans (1)	—	77,797	104,316	(77,797)	-100.0%	(104,316)	-100.0%
Fed funds sold and rev repos	164	184	277	(20)	-10.9%	(113)	-40.8%
Other earning assets	187,327	227,116	243,493	(39,789)	-17.5%	(56,166)	-23.1%
Total earning assets	12,228,556	12,107,369	12,075,092	121,187	1.0%	153,464	1.3%
Allowance for credit losses (ACL), loans held for investment (LHFI) (1)	(85,015)	(86,211)	(82,227)	1,196	1.4%	(2,788)	-3.4%
Other assets	1,498,725	1,445,075	1,447,611	53,650	3.7%	51,114	3.5%
Total assets	$13,642,266	$13,466,233	$13,440,476	$176,033	1.3%	$201,790	1.5%

Interest-bearing demand deposits	$3,184,134	$3,167,256	$2,899,467	$16,878	0.5%	$284,667	9.8%
Savings deposits	3,646,936	3,448,899	3,786,835	198,037	5.7%	(139,899)	-3.7%
Time deposits	1,617,307	1,663,741	1,881,556	(46,434)	-2.8%	(264,249)	-14.0%
Total interest-bearing deposits	8,448,377	8,279,896	8,567,858	168,481	2.0%	(119,481)	-1.4%
Fed funds purchased and repos	247,513	164,754	84,352	82,759	50.2%	163,161	n/m
Other borrowings	85,279	79,512	90,804	5,767	7.3%	(5,525)	-6.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,843,025	8,586,018	8,804,870	257,007	3.0%	38,155	0.4%
Noninterest-bearing deposits	2,910,951	3,017,824	2,824,220	(106,873)	-3.5%	86,731	3.1%
Other liabilities	248,220	205,786	221,199	42,434	20.6%	27,021	12.2%
Total liabilities	12,002,196	11,809,628	11,850,289	192,568	1.6%	151,907	1.3%
Shareholders' equity	1,640,070	1,656,605	1,590,187	(16,535)	-1.0%	49,883	3.1%
Total liabilities and equity	$13,642,266	$13,466,233	$13,440,476	$176,033	1.3%	$201,790	1.5%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2020	12/31/2019	3/31/2019	$ Change	% Change	$ Change	% Change
Cash and due from banks	$404,341	$358,916	$454,047	$45,425	12.7%	$(49,706)	-10.9%
Fed funds sold and rev repos	2,000	—	—	2,000	n/m	2,000	n/m
Securities available for sale	1,833,779	1,602,404	1,723,445	231,375	14.4%	110,334	6.4%
Securities held to maturity	704,276	738,099	884,319	(33,823)	-4.6%	(180,043)	-20.4%
Loans held for sale (LHFS)	325,389	226,347	172,683	99,042	43.8%	152,706	88.4%
Loans held for investment (LHFI) (1)	9,567,920	9,335,628	8,995,014	232,292	2.5%	572,906	6.4%
ACL LHFI (1)	(100,564)	(84,277)	(79,005)	(16,287)	-19.3%	(21,559)	-27.3%
Net LHFI	9,467,356	9,251,351	8,916,009	216,005	2.3%	551,347	6.2%
Acquired loans (1)	—	72,601	93,201	(72,601)	-100.0%	(93,201)	-100.0%
Allowance for loan losses, acquired loans (1)	—	(815)	(1,297)	815	100.0%	1,297	100.0%
Net acquired loans	—	71,786	91,904	(71,786)	-100.0%	(91,904)	-100.0%
Net LHFI and acquired loans	9,467,356	9,323,137	9,007,913	144,219	1.5%	459,443	5.1%
Premises and equipment, net	190,179	189,791	189,743	388	0.2%	436	0.2%
Mortgage servicing rights	56,437	79,394	86,842	(22,957)	-28.9%	(30,405)	-35.0%
Goodwill	381,717	379,627	379,627	2,090	0.6%	2,090	0.6%
Identifiable intangible assets	7,537	7,343	10,092	194	2.6%	(2,555)	-25.3%
Other real estate	24,847	29,248	32,139	(4,401)	-15.0%	(7,292)	-22.7%
Operating lease right-of-use assets	30,839	31,182	33,861	(343)	-1.1%	(3,022)	-8.9%
Other assets	591,132	532,389	503,306	58,743	11.0%	87,826	17.4%
Total assets	$14,019,829	$13,497,877	$13,478,017	$521,952	3.9%	$541,812	4.0%

Deposits:
Noninterest-bearing	$2,977,058	$2,891,215	$2,867,778	$85,843	3.0%	$109,280	3.8%
Interest-bearing	8,598,706	8,354,342	8,667,037	244,364	2.9%	(68,331)	-0.8%
Total deposits	11,575,764	11,245,557	11,534,815	330,207	2.9%	40,949	0.4%
Fed funds purchased and repos	421,821	256,020	46,867	165,801	64.8%	374,954	n/m
Other borrowings	84,230	85,396	83,265	(1,166)	-1.4%	965	1.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures (1)	36,421	—	—	36,421	n/m	36,421	n/m
Operating lease liabilities	32,055	32,354	34,921	(299)	-0.9%	(2,866)	-8.2%
Other liabilities	155,283	155,992	129,265	(709)	-0.5%	26,018	20.1%
Total liabilities	12,367,430	11,837,175	11,890,989	530,255	4.5%	476,441	4.0%
Common stock	13,209	13,376	13,499	(167)	-1.2%	(290)	-2.1%
Capital surplus	229,403	256,400	272,268	(26,997)	-10.5%	(42,865)	-15.7%
Retained earnings	1,402,089	1,414,526	1,342,176	(12,437)	-0.9%	59,913	4.5%
Accum other comprehensive income (loss), net of tax	7,698	(23,600)	(40,915)	31,298	n/m	48,613	n/m
Total shareholders' equity	1,652,399	1,660,702	1,587,028	(8,303)	-0.5%	65,371	4.1%
Total liabilities and equity	$14,019,829	$13,497,877	$13,478,017	$521,952	3.9%	$541,812	4.0%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2020	12/31/2019	3/31/2019	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$109,357	$111,383	$109,890	$(2,026)	-1.8%	$(533)	-0.5%
Interest and fees on acquired loans (1)	—	2,138	1,916	(2,138)	-100.0%	(1,916)	-100.0%
Interest on securities-taxable	12,948	12,884	14,665	64	0.5%	(1,717)	-11.7%
Interest on securities-tax exempt-FTE	457	484	646	(27)	-5.6%	(189)	-29.3%
Interest on fed funds sold and rev repos	—	1	2	(1)	-100.0%	(2)	-100.0%
Other interest income	740	896	1,603	(156)	-17.4%	(863)	-53.8%
Total interest income-FTE	123,502	127,786	128,722	(4,284)	-3.4%	(5,220)	-4.1%
Interest on deposits	14,957	17,716	19,570	(2,759)	-15.6%	(4,613)	-23.6%
Interest on fed funds pch and repos	625	504	288	121	24.0%	337	n/m
Other interest expense	860	826	825	34	4.1%	35	4.2%
Total interest expense	16,442	19,046	20,683	(2,604)	-13.7%	(4,241)	-20.5%
Net interest income-FTE	107,060	108,740	108,039	(1,680)	-1.5%	(979)	-0.9%
Provision for credit losses, LHFI (1)	20,581	3,661	1,611	16,920	n/m	18,970	n/m
Provision for loan losses, acquired loans (1)	—	(2)	78	2	100.0%	(78)	-100.0%
Net interest income after provision-FTE	86,479	105,081	106,350	(18,602)	-17.7%	(19,871)	-18.7%
Service charges on deposit accounts	10,032	10,894	10,265	(862)	-7.9%	(233)	-2.3%
Bank card and other fees	5,355	8,192	7,191	(2,837)	-34.6%	(1,836)	-25.5%
Mortgage banking, net	27,483	7,914	3,442	19,569	n/m	24,041	n/m
Insurance commissions	11,550	9,364	10,871	2,186	23.3%	679	6.2%
Wealth management	8,537	7,763	7,483	774	10.0%	1,054	14.1%
Other, net	2,307	3,451	2,239	(1,144)	-33.1%	68	3.0%
Nonint inc-excl sec gains (losses), net	65,264	47,578	41,491	17,686	37.2%	23,773	57.3%
Security gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income	65,264	47,578	41,491	17,686	37.2%	23,773	57.3%
Salaries and employee benefits	69,148	62,319	60,954	6,829	11.0%	8,194	13.4%
Services and fees	19,930	19,500	16,968	430	2.2%	2,962	17.5%
Net occupancy-premises	6,286	6,461	6,454	(175)	-2.7%	(168)	-2.6%
Equipment expense	5,616	5,880	5,924	(264)	-4.5%	(308)	-5.2%
Other real estate expense, net	1,294	1,491	1,752	(197)	-13.2%	(458)	-26.1%
Credit loss expense related to off-balance sheet credit exposures (1)	6,783	—	—	6,783	n/m	6,783	n/m
Other expense	14,753	14,376	13,969	377	2.6%	784	5.6%
Total noninterest expense	123,810	110,027	106,021	13,783	12.5%	17,789	16.8%
Income before income taxes and tax eq adj	27,933	42,632	41,820	(14,699)	-34.5%	(13,887)	-33.2%
Tax equivalent adjustment	3,108	3,149	3,231	(41)	-1.3%	(123)	-3.8%
Income before income taxes	24,825	39,483	38,589	(14,658)	-37.1%	(13,764)	-35.7%
Income taxes	2,607	5,537	5,250	(2,930)	-52.9%	(2,643)	-50.3%
Net income	$22,218	$33,946	$33,339	$(11,728)	-34.5%	$(11,121)	-33.4%

Per share data
Earnings per share - basic	$0.35	$0.53	$0.51	$(0.18)	-34.0%	$(0.16)	-31.4%

Earnings per share - diluted	$0.35	$0.53	$0.51	$(0.18)	-34.0%	$(0.16)	-31.4%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	63,756,629	64,255,716	65,239,470

Diluted	63,913,603	64,435,276	65,378,500

Period end shares outstanding	63,396,912	64,200,111	64,789,943

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2020	12/31/2019	3/31/2019	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$4,769	$1,870	$2,971	$2,899	n/m	$1,798	60.5%
Florida	254	267	408	(13)	-4.9%	(154)	-37.7%
Mississippi (2)	40,815	41,493	41,145	(678)	-1.6%	(330)	-0.8%
Tennessee (3)	6,153	8,980	8,806	(2,827)	-31.5%	(2,653)	-30.1%
Texas	1,001	616	3,093	385	62.5%	(2,092)	-67.6%
Total nonaccrual loans	52,992	53,226	56,423	(234)	-0.4%	(3,431)	-6.1%
Other real estate
Alabama	6,229	8,133	6,878	(1,904)	-23.4%	(649)	-9.4%
Florida	4,835	5,877	8,120	(1,042)	-17.7%	(3,285)	-40.5%
Mississippi (2)	13,296	14,919	15,421	(1,623)	-10.9%	(2,125)	-13.8%
Tennessee (3)	487	319	994	168	52.7%	(507)	-51.0%
Texas	—	—	726	—	n/m	(726)	-100.0%
Total other real estate	24,847	29,248	32,139	(4,401)	-15.0%	(7,292)	-22.7%
Total nonperforming assets	$77,839	$82,474	$88,562	$(4,635)	-5.6%	$(10,723)	-12.1%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$708	$642	$670	$66	10.3%	$38	5.7%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$43,564	$41,648	$40,793	$1,916	4.6%	$2,771	6.8%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)(4)	3/31/2020	12/31/2019	3/31/2019	$ Change	% Change	$ Change	% Change
Beginning Balance	$84,277	$83,226	$79,290	$1,051	1.3%	$4,987	6.3%
CECL adoption adjustments:
LHFI	(3,039)	—	—	(3,039)	n/m	(3,039)	n/m
Acquired loan transfers	1,822	—	—	1,822	n/m	1,822	n/m
Provision for credit losses	20,581	3,661	1,611	16,920	n/m	18,970	n/m
Charge-offs	(5,545)	(4,619)	(4,033)	(926)	-20.0%	(1,512)	-37.5%
Recoveries	2,468	2,009	2,137	459	22.8%	331	15.5%
Net (charge-offs) recoveries	(3,077)	(2,610)	(1,896)	(467)	-17.9%	(1,181)	-62.3%
Ending Balance	$100,564	$84,277	$79,005	$16,287	19.3%	$21,559	27.3%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$(1,080)	$(132)	$(15)	$(948)	n/m	$(1,065)	n/m
Florida	64	357	227	(293)	-82.1%	(163)	-71.8%
Mississippi (2)	126	(1,792)	(2,130)	1,918	n/m	2,256	n/m
Tennessee (3)	(2,186)	(131)	(50)	(2,055)	n/m	(2,136)	n/m
Texas	(1)	(912)	72	911	99.9%	(73)	n/m
Total net (charge-offs) recoveries	$(3,077)	$(2,610)	$(1,896)	$(467)	-17.9%	$(1,181)	-62.3%

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Securities AFS-taxable	$1,620,422	$1,551,358	$1,570,803	$1,661,464	$1,753,268
Securities AFS-nontaxable	22,056	23,300	25,096	31,474	40,159
Securities HTM-taxable	694,740	734,474	778,098	821,357	866,665
Securities HTM-nontaxable	25,673	25,703	26,088	27,035	28,710
Total securities	2,362,891	2,334,835	2,400,085	2,541,330	2,688,802
Loans (including loans held for sale) (1)	9,678,174	9,467,437	9,436,287	9,260,028	9,038,204
Acquired loans (1)	—	77,797	82,641	91,217	104,316
Fed funds sold and rev repos	164	184	3,662	34,057	277
Other earning assets	187,327	227,116	176,163	316,604	243,493
Total earning assets	12,228,556	12,107,369	12,098,838	12,243,236	12,075,092
ACL LHFI (1)	(85,015)	(86,211)	(83,756)	(81,996)	(82,227)
Other assets	1,498,725	1,445,075	1,447,977	1,467,462	1,447,611
Total assets	$13,642,266	$13,466,233	$13,463,059	$13,628,702	$13,440,476

Interest-bearing demand deposits	$3,184,134	$3,167,256	$3,085,758	$3,048,876	$2,899,467
Savings deposits	3,646,936	3,448,899	3,568,403	3,801,187	3,786,835
Time deposits	1,617,307	1,663,741	1,753,083	1,840,065	1,881,556
Total interest-bearing deposits	8,448,377	8,279,896	8,407,244	8,690,128	8,567,858
Fed funds purchased and repos	247,513	164,754	142,064	51,264	84,352
Other borrowings	85,279	79,512	78,404	81,352	90,804
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,843,025	8,586,018	8,689,568	8,884,600	8,804,870
Noninterest-bearing deposits	2,910,951	3,017,824	2,932,754	2,898,266	2,824,220
Other liabilities	248,220	205,786	206,091	240,091	221,199
Total liabilities	12,002,196	11,809,628	11,828,413	12,022,957	11,850,289
Shareholders' equity	1,640,070	1,656,605	1,634,646	1,605,745	1,590,187
Total liabilities and equity	$13,642,266	$13,466,233	$13,463,059	$13,628,702	$13,440,476

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Cash and due from banks	$404,341	$358,916	$486,263	$404,413	$454,047
Fed funds sold and rev repos	2,000	—	—	75,499	—
Securities available for sale	1,833,779	1,602,404	1,553,705	1,643,725	1,723,445
Securities held to maturity	704,276	738,099	785,422	825,536	884,319
Loans held for sale (LHFS)	325,389	226,347	292,800	240,380	172,683
Loans held for investment (LHFI) (1)	9,567,920	9,335,628	9,223,668	9,116,759	8,995,014
ACL LHFI (1)	(100,564)	(84,277)	(83,226)	(80,399)	(79,005)
Net LHFI	9,467,356	9,251,351	9,140,442	9,036,360	8,916,009
Acquired loans (1)	—	72,601	81,004	87,884	93,201
Allowance for loan losses, acquired loans (1)	—	(815)	(1,249)	(1,398)	(1,297)
Net acquired loans	—	71,786	79,755	86,486	91,904
Net LHFI and acquired loans	9,467,356	9,323,137	9,220,197	9,122,846	9,007,913
Premises and equipment, net	190,179	189,791	188,423	189,820	189,743
Mortgage servicing rights	56,437	79,394	73,016	79,283	86,842
Goodwill	381,717	379,627	379,627	379,627	379,627
Identifiable intangible assets	7,537	7,343	8,345	9,101	10,092
Other real estate	24,847	29,248	31,974	31,243	32,139
Operating lease right-of-use assets	30,839	31,182	33,180	32,762	33,861
Other assets	591,132	532,389	531,834	514,723	503,306
Total assets	$14,019,829	$13,497,877	$13,584,786	$13,548,958	$13,478,017

Deposits:
Noninterest-bearing	$2,977,058	$2,891,215	$3,064,127	$2,909,141	$2,867,778
Interest-bearing	8,598,706	8,354,342	8,190,056	8,657,488	8,667,037
Total deposits	11,575,764	11,245,557	11,254,183	11,566,629	11,534,815
Fed funds purchased and repos	421,821	256,020	376,712	51,800	46,867
Other borrowings	84,230	85,396	76,685	79,012	83,265
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures (1)	36,421	—	—	—	—
Operating lease liabilities	32,055	32,354	34,319	33,878	34,921
Other liabilities	155,283	155,992	135,669	137,233	129,265
Total liabilities	12,367,430	11,837,175	11,939,424	11,930,408	11,890,989
Common stock	13,209	13,376	13,390	13,418	13,499
Capital surplus	229,403	256,400	257,370	260,619	272,268
Retained earnings	1,402,089	1,414,526	1,395,460	1,369,329	1,342,176
Accum other comprehensive income (loss), net of tax	7,698	(23,600)	(20,858)	(24,816)	(40,915)
Total shareholders' equity	1,652,399	1,660,702	1,645,362	1,618,550	1,587,028
Total liabilities and equity	$14,019,829	$13,497,877	$13,584,786	$13,548,958	$13,478,017

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Interest and fees on LHFS & LHFI-FTE	$109,357	$111,383	$116,432	$114,873	$109,890
Interest and fees on acquired loans (1)	—	2,138	2,309	2,010	1,916
Interest on securities-taxable	12,948	12,884	13,184	13,916	14,665
Interest on securities-tax exempt-FTE	457	484	485	551	646
Interest on fed funds sold and rev repos	—	1	23	214	2
Other interest income	740	896	1,044	1,820	1,603
Total interest income-FTE	123,502	127,786	133,477	133,384	128,722
Interest on deposits	14,957	17,716	20,385	21,500	19,570
Interest on fed funds pch and repos	625	504	547	81	288
Other interest expense	860	826	830	831	825
Total interest expense	16,442	19,046	21,762	22,412	20,683
Net interest income-FTE	107,060	108,740	111,715	110,972	108,039
Provision for credit losses, LHFI (1)	20,581	3,661	3,039	2,486	1,611
Provision for loan losses, acquired loans (1)	—	(2)	(140)	106	78
Net interest income after provision-FTE	86,479	105,081	108,816	108,380	106,350
Service charges on deposit accounts	10,032	10,894	11,065	10,379	10,265
Bank card and other fees	5,355	8,192	8,349	8,004	7,191
Mortgage banking, net	27,483	7,914	8,171	10,295	3,442
Insurance commissions	11,550	9,364	11,072	11,089	10,871
Wealth management	8,537	7,763	7,691	7,742	7,483
Other, net	2,307	3,451	1,989	2,130	2,239
Nonint inc-excl sec gains (losses), net	65,264	47,578	48,337	49,639	41,491
Security gains (losses), net	—	—	—	—	—
Total noninterest income	65,264	47,578	48,337	49,639	41,491
Salaries and employee benefits	69,148	62,319	62,495	61,949	60,954
Services and fees	19,930	19,500	18,838	18,009	16,968
Net occupancy-premises	6,286	6,461	6,831	6,403	6,454
Equipment expense	5,616	5,880	5,971	5,958	5,924
Other real estate expense, net	1,294	1,491	531	132	1,752
Credit loss expense related to off-balance sheet credit exposures (1)	6,783	—	—	—	—
Other expense	14,753	14,376	12,187	13,650	13,969
Total noninterest expense	123,810	110,027	106,853	106,101	106,021
Income before income taxes and tax eq adj	27,933	42,632	50,300	51,918	41,820
Tax equivalent adjustment	3,108	3,149	3,249	3,248	3,231
Income before income taxes	24,825	39,483	47,051	48,670	38,589
Income taxes	2,607	5,537	6,016	6,530	5,250
Net income	$22,218	$33,946	$41,035	$42,140	$33,339

Per share data
Earnings per share - basic	$0.35	$0.53	$0.64	$0.65	$0.51

Earnings per share - diluted	$0.35	$0.53	$0.64	$0.65	$0.51

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	63,756,629	64,255,716	64,358,540	64,677,889	65,239,470

Diluted	63,913,603	64,435,276	64,514,605	64,815,029	65,378,500

Period end shares outstanding	63,396,912	64,200,111	64,262,779	64,398,846	64,789,943

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Nonaccrual loans
Alabama	$4,769	$1,870	$2,936	$2,327	$2,971
Florida	254	267	311	330	408
Mississippi (2)	40,815	41,493	43,895	39,373	41,145
Tennessee (3)	6,153	8,980	10,193	8,455	8,806
Texas	1,001	616	1,695	2,403	3,093
Total nonaccrual loans	52,992	53,226	59,030	52,888	56,423
Other real estate
Alabama	6,229	8,133	6,501	6,451	6,878
Florida	4,835	5,877	6,983	7,826	8,120
Mississippi (2)	13,296	14,919	17,646	15,511	15,421
Tennessee (3)	487	319	844	815	994
Texas	—	—	—	640	726
Total other real estate	24,847	29,248	31,974	31,243	32,139
Total nonperforming assets	$77,839	$82,474	$91,004	$84,131	$88,562

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$708	$642	$878	$1,245	$670

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$43,564	$41,648	$36,445	$38,355	$40,793

	Quarter Ended
ACL LHFI (1)(4)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Beginning Balance	$84,277	$83,226	$80,399	$79,005	$79,290
CECL adoption adjustments:
LHFI	(3,039)	—	—	—	—
Acquired loan transfers	1,822	—	—	—	—
Provision for credit losses	20,581	3,661	3,039	2,486	1,611
Charge-offs	(5,545)	(4,619)	(2,892)	(2,937)	(4,033)
Recoveries	2,468	2,009	2,680	1,845	2,137
Net (charge-offs) recoveries	(3,077)	(2,610)	(212)	(1,092)	(1,896)
Ending Balance	$100,564	$84,277	$83,226	$80,399	$79,005

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$(1,080)	$(132)	$(329)	$(278)	$(15)
Florida	64	357	136	130	227
Mississippi (2)	126	(1,792)	391	(907)	(2,130)
Tennessee (3)	(2,186)	(131)	(483)	(44)	(50)
Texas	(1)	(912)	73	7	72
Total net (charge-offs) recoveries	$(3,077)	$(2,610)	$(212)	$(1,092)	$(1,896)

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2020
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Return on equity	5.45%	8.13%	9.96%	10.53%	8.50%
Return on average tangible equity	7.34%	10.85%	13.31%	14.14%	11.55%
Return on assets	0.66%	1.00%	1.21%	1.24%	1.01%
Interest margin - Yield - FTE	4.06%	4.19%	4.38%	4.37%	4.32%
Interest margin - Cost	0.54%	0.62%	0.71%	0.73%	0.69%
Net interest margin - FTE	3.52%	3.56%	3.66%	3.64%	3.63%
Efficiency ratio (1)	63.50%	68.08%	64.98%	64.55%	68.08%
Full-time equivalent employees	2,761	2,844	2,835	2,819	2,839

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.13%	0.11%	0.01%	0.05%	0.09%
Provision for credit losses/average loans (3)	0.86%	0.15%	0.13%	0.11%	0.07%
Nonperforming loans/total loans (incl LHFS)	0.54%	0.56%	0.62%	0.57%	0.62%
Nonperforming assets/total loans (incl LHFS)	0.79%	0.86%	0.96%	0.90%	0.97%
Nonperforming assets/total loans (incl LHFS) +ORE	0.78%	0.86%	0.95%	0.90%	0.96%
ACL LHFI/total loans (excl LHFS) (3)	1.05%	0.90%	0.90%	0.88%	0.88%
ACL LHFI-commercial/total commercial loans (3)	0.97%	0.98%	0.98%	0.96%	0.96%
ACL LHFI-consumer/total consumer and home mortgage loans (3)	1.35%	0.61%	0.61%	0.60%	0.57%
ACL LHFI/nonperforming loans (3)	189.77%	158.34%	140.99%	152.02%	140.02%
ACL LHFI/nonperforming loans (excl individually evaluated loans) (3)	468.84%	410.52%	357.15%	383.19%	342.97%

CAPITAL RATIOS (3)
Total equity/total assets	11.79%	12.30%	12.11%	11.95%	11.77%
Tangible equity/tangible assets	9.27%	9.72%	9.53%	9.34%	9.15%
Tangible equity/risk-weighted assets	11.05%	11.58%	11.50%	11.39%	11.35%
Tier 1 leverage ratio	10.21%	10.48%	10.34%	10.03%	10.05%
Common equity tier 1 capital ratio	11.35%	11.93%	11.83%	11.76%	11.88%
Tier 1 risk-based capital ratio	11.88%	12.48%	12.38%	12.31%	12.45%
Total risk-based capital ratio	12.78%	13.25%	13.15%	13.07%	13.21%

STOCK PERFORMANCE
Market value-Close	$23.30	$34.51	$34.11	$33.25	$33.63
Book value	$26.06	$25.87	$25.60	$25.13	$24.49
Tangible book value	$19.92	$19.84	$19.57	$19.10	$18.48

(1) See Note 8 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes acquired loans.
(3) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands)
(unaudited)

Note 1 – Recently Effective Accounting Pronouncements

ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” was adopted by Trustmark on January 1, 2020.  At the date of adoption, Trustmark recorded a decrease to its ACL, LHFI of $3.0 million and an increase to its ACL on off-balance sheet credit exposures of $29.6 million resulting in a one-time cumulative effect adjustment of $26.6 million ($19.9 million, net of tax) through retained earnings.

In accordance with the amendments of ASU 2016-13, Trustmark estimates the ACL using relevant available information, from internal and external sources, relating to past events, current conditions and reasonable and supportable forecasts including the COVID-19 pandemic effects.  Trustmark uses a third-party software application to calculate the quantitative portion of the ACL using a methodology and assumptions specific to each loan pool.  The qualitative portion of the ACL is based on general economic conditions and other internal and external factors affecting Trustmark as a whole as well as specific LHFI.  The total quantitative and qualitative portions of the ACL reflect Management’s expectations of future conditions based on reasonable and supportable forecasts.

During the first quarter of 2020, based upon the factors discussed above, Trustmark recorded a provision for credit losses of $20.6 million and a credit loss expense related to off-balance sheet credit exposures of $6.8 million.

Upon adoption of FASB ASC Topic 326, Trustmark elected to account for its existing acquired loans as purchased credit deteriorated loans included within the LHFI portfolio.  As a result, acquired loans of $72.6 million, as well as the necessary calculated allowance of $1.8 million, were transferred during the first quarter of 2020.  The acquired loans and related allowance transferred were acquired in the BancTrust Financial Group, Inc. merger on February 13, 2013.  LHFI presented in prior periods exclude acquired loans and thus may not be comparable to the current period presentation.

In accordance with FASB ASC Subtopic 326-20, “Financial Instruments – Credit Losses – Measured at Amortized Cost,” Trustmark has developed an allowance for credit losses methodology effective January 1, 2020, which replaces its previous allowance for loan losses methodology.  The ACL for LHFI is adjusted through the provision for credit losses and reduced by the charge off of loan amounts, net of recoveries.  Prior periods present the allowance for loan losses and provision for loan losses methodology under the incurred loss model and thus may not be comparable to the current period presentation.

Trustmark’s estimated allowance for credit losses on securities available for sale and held to maturity under ASU 2016-13 was deemed immaterial due to the composition of these portfolios.  Both portfolios consist primarily of U.S. government agency guaranteed mortgage-backed securities for which the risk of loss is minimal.  Therefore, Trustmark did not recognize a cumulative effect adjustment through retained earnings related to the available for sale or held to maturity securities.

Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$21,190	$22,327	$24,697	$26,646	$28,008
Obligations of states and political subdivisions	23,572	25,465	35,001	38,698	50,954
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	71,971	69,252	63,391	65,716	66,176
Issued by FNMA and FHLMC	967,329	713,356	589,962	624,364	645,958
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	634,075	658,226	705,601	751,371	784,566
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	115,642	113,778	135,053	136,930	147,783
Total securities available for sale	$1,833,779	$1,602,404	$1,553,705	$1,643,725	$1,723,445

SECURITIES HELD TO MATURITY
U.S. Government agency obligations	$—	$3,781	$3,770	$3,758	$3,747
Obligations of states and political subdivisions	31,758	31,781	31,806	32,860	35,352
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	10,492	10,820	10,994	11,184	11,710
Issued by FNMA and FHLMC	91,971	96,631	102,048	106,755	111,962
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	463,175	485,324	510,770	536,166	559,690
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	106,880	109,762	126,034	134,813	161,858
Total securities held to maturity	$704,276	$738,099	$785,422	$825,536	$884,319

At March 31, 2020, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $11.2 million ($8.4 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 97.7% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE (1)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Loans secured by real estate:
Construction, land development and other land loans	$1,136,389	$1,162,791	$1,135,999	$1,111,297	$1,209,761
Secured by 1-4 family residential properties	1,852,065	1,855,913	1,820,455	1,818,126	1,810,872
Secured by nonfarm, nonresidential properties	2,575,422	2,475,245	2,442,308	2,326,312	2,241,072
Other real estate secured	838,573	724,480	668,667	635,839	528,032
Commercial and industrial loans	1,476,777	1,477,896	1,491,367	1,533,318	1,558,057
Consumer loans	170,678	175,738	176,894	176,133	176,619
State and other political subdivision loans	938,637	967,944	978,456	982,187	982,626
Other loans	579,379	495,621	509,522	533,547	487,975
LHFI	9,567,920	9,335,628	9,223,668	9,116,759	8,995,014
ACL LHFI	(100,564)	(84,277)	(83,226)	(80,399)	(79,005)
Net LHFI	$9,467,356	$9,251,351	$9,140,442	$9,036,360	$8,916,009
(1)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

The following table presents the LHFI composition by region at March 31, 2020 and reflects each region’s diversified mix of loans:

	March 31, 2020
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,136,389	$358,297	$89,884	$308,049	$23,554	$356,605
Secured by 1-4 family residential properties	1,852,065	131,161	40,346	1,584,995	82,329	13,234
Secured by nonfarm, nonresidential properties	2,575,422	658,690	280,670	961,998	167,424	506,640
Other real estate secured	838,573	251,741	25,144	341,864	9,276	210,548
Commercial and industrial loans	1,476,777	214,041	20,612	699,930	315,542	226,652
Consumer loans	170,678	23,787	6,393	118,257	19,954	2,287
State and other political subdivision loans	938,637	109,422	38,763	582,098	26,717	181,637
Other loans	579,379	81,214	15,561	368,269	84,000	30,335
Loans	$9,567,920	$1,828,353	$517,373	$4,965,460	$728,796	$1,527,938

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$74,865	$18,309	$23,768	$25,757	$1,647	$5,384
Development	63,640	14,326	7,505	29,130	4,938	7,741
Unimproved land	106,812	28,543	16,678	29,752	11,323	20,516
1-4 family construction	240,948	98,982	20,878	85,674	4,335	31,079
Other construction	650,124	198,137	21,055	137,736	1,311	291,885
Construction, land development and other land loans	$1,136,389	$358,297	$89,884	$308,049	$23,554	$356,605

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	March 31, 2020
	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$443,057	$162,375	$41,536	$137,615	$27,531	$74,000
Office	210,317	45,026	34,397	59,339	12,686	58,869
Hotel/motel	353,666	136,120	100,735	65,604	40,207	11,000
Mini-storage	109,009	12,112	3,520	49,479	420	43,478
Industrial	188,403	63,245	13,418	38,613	2,243	70,884
Health care	42,520	15,414	4,535	18,815	—	3,756
Convenience stores	27,116	3,496	—	11,243	410	11,967
Nursing homes/senior living	57,123	18,696	—	19,856	—	18,571
Other	66,085	5,238	6,892	11,120	5,959	36,876
Total non-owner occupied loans	1,497,296	461,722	205,033	411,684	89,456	329,401

Owner-occupied:
Office	166,804	38,751	38,062	53,284	10,763	25,944
Churches	103,009	24,506	6,250	46,790	11,201	14,262
Industrial warehouses	152,128	12,425	3,517	49,776	16,829	69,581
Health care	129,995	15,391	6,006	93,260	2,515	12,823
Convenience stores	104,925	13,026	8,071	62,871	640	20,317
Retail	68,057	17,945	6,636	24,610	2,707	16,159
Restaurants	59,617	4,200	1,833	36,612	15,497	1,475
Auto dealerships	31,366	7,947	295	12,883	10,241	—
Nursing homes/senior living	179,065	58,271	—	115,015	5,779	—
Other	83,160	4,506	4,967	55,213	1,796	16,678
Total owner-occupied loans	1,078,126	196,968	75,637	550,314	77,968	177,239
Loans secured by nonfarm, nonresidential properties	$2,575,422	$658,690	$280,670	$961,998	$167,424	$506,640

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Securities – taxable	2.25%	2.24%	2.23%	2.25%	2.27%
Securities – nontaxable	3.85%	3.92%	3.76%	3.78%	3.80%
Securities – total	2.28%	2.27%	2.26%	2.28%	2.31%
Loans - LHFI & LHFS	4.54%	4.67%	4.90%	4.98%	4.93%
Acquired loans	—	10.90%	11.08%	8.84%	7.45%
Loans - total	4.54%	4.72%	4.95%	5.01%	4.96%
FF sold & rev repo	—	2.16%	2.49%	2.52%	2.93%
Other earning assets	1.59%	1.57%	2.35%	2.31%	2.67%
Total earning assets	4.06%	4.19%	4.38%	4.37%	4.32%

Interest-bearing deposits	0.71%	0.85%	0.96%	0.99%	0.93%
FF pch & repo	1.02%	1.21%	1.53%	0.63%	1.38%
Other borrowings	2.35%	2.32%	2.35%	2.33%	2.19%
Total interest-bearing liabilities	0.75%	0.88%	0.99%	1.01%	0.95%

Net interest margin	3.52%	3.56%	3.66%	3.64%	3.63%
Net interest margin excluding acquired loans	3.52%	3.52%	3.61%	3.60%	3.60%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

The net interest margin excluding acquired loans remained flat at 3.52% for the first quarter of 2020 when compared to the fourth quarter of 2019, as the decline in the yield on the loans held for investment and held for sale portfolio was offset by lower costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $9.9 million primarily due to widening spreads between mortgage and ten-year Treasury rates during the first quarter of 2020.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Mortgage servicing income, net	$5,819	$5,854	$5,688	$5,734	$5,607
Change in fair value-MSR from runoff	(2,607)	(2,950)	(3,569)	(2,918)	(2,398)
Gain on sales of loans, net	14,339	7,984	9,799	7,532	4,981
Mortgage banking income before hedge ineffectiveness	17,551	10,888	11,918	10,348	8,190
Change in fair value-MSR from market changes	(23,999)	4,048	(8,054)	(8,209)	(8,863)
Change in fair value of derivatives	33,931	(7,022)	4,307	8,156	4,115
Net positive (negative) hedge ineffectiveness	9,932	(2,974)	(3,747)	(53)	(4,748)
Mortgage banking, net	$27,483	$7,914	$8,171	$10,295	$3,442

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Early Retirement Program

In January 2020, Trustmark announced a voluntary early retirement program for associates age 60 and above with five or more years of continuous service. The cost of this program is reflected in a one-time, pre-tax charge of approximately $4.4 million (salaries and benefits of $4.3 million and other miscellaneous expense of $102 thousand; or $0.05 per basic share net of tax) in Trustmark’s first quarter 2020 earnings. The pre-tax salary and employee benefits expense savings resulting from the implementation of the early retirement program are expected to total approximately $2.9 million ($0.03 per basic share net of tax) and $4.0 million ($0.05 per basic share net of tax) for the remainder of 2020 and for the year ended 2021, respectively.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Partnership amortization for tax credit purposes	$(1,161)	$(1,630)	$(1,994)	$(2,010)	$(2,010)
Increase in life insurance cash surrender value	1,722	1,802	1,814	1,803	1,783
Other miscellaneous income	1,746	3,279	2,169	2,337	2,466
Total other, net	$2,307	$3,451	$1,989	$2,130	$2,239

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Loan expense	$2,799	$2,968	$2,886	$3,003	$2,697
Amortization of intangibles	812	1,002	1,021	992	1,101
FDIC assessment expense	1,590	1,450	1,400	1,836	1,758
Other miscellaneous expense	9,552	8,956	6,880	7,819	8,413
Total other expense	$14,753	$14,376	$12,187	$13,650	$13,969

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,640,070	$1,656,605	$1,634,646	$1,605,745	$1,590,187
Less: Goodwill		(380,671)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(8,049)	(7,882)	(8,706)	(9,631)	(10,666)
Total average tangible equity		$1,251,350	$1,269,096	$1,246,313	$1,216,487	$1,199,894

PERIOD END BALANCES
Total shareholders' equity		$1,652,399	$1,660,702	$1,645,362	$1,618,550	$1,587,028
Less: Goodwill		(381,717)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(7,537)	(7,343)	(8,345)	(9,101)	(10,092)
Total tangible equity	(a)	$1,263,145	$1,273,732	$1,257,390	$1,229,822	$1,197,309

TANGIBLE ASSETS
Total assets		$14,019,829	$13,497,877	$13,584,786	$13,548,958	$13,478,017
Less: Goodwill		(381,717)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(7,537)	(7,343)	(8,345)	(9,101)	(10,092)
Total tangible assets	(b)	$13,630,575	$13,110,907	$13,196,814	$13,160,230	$13,088,298
Risk-weighted assets	(c)	$11,427,297	$11,002,877	$10,935,018	$10,796,903	$10,548,472

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$22,218	$33,946	$41,035	$42,140	$33,339
Plus: Intangible amortization net of tax		609	752	766	744	826
Net income adjusted for intangible amortization		$22,827	$34,698	$41,801	$42,884	$34,165
Period end common shares outstanding	(d)	63,396,912	64,200,111	64,262,779	64,398,846	64,789,943

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		7.34%	10.85%	13.31%	14.14%	11.55%
Tangible equity/tangible assets	(a)/(b)	9.27%	9.72%	9.53%	9.34%	9.15%
Tangible equity/risk-weighted assets	(a)/(c)	11.05%	11.58%	11.50%	11.39%	11.35%
Tangible book value	(a)/(d)*1,000	$19.92	$19.84	$19.57	$19.10	$18.48

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,652,399	$1,660,702	$1,645,362	$1,618,550	$1,587,028
CECL transition adjustment (3)		26,476	—	—	—	—
AOCI-related adjustments		(7,698)	23,600	20,858	24,816	40,915
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(367,825)	(365,738)	(365,741)	(365,745)	(365,748)
Other adjustments and deductions for CET1 (2)		(6,269)	(5,896)	(6,671)	(8,268)	(9,099)
CET1 capital	(e)	1,297,083	1,312,668	1,293,808	1,269,353	1,253,096
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,357,083	$1,372,668	$1,353,808	$1,329,353	$1,313,096

Common equity tier 1 capital ratio	(e)/(c)	11.35%	11.93%	11.83%	11.76%	11.88%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.
(3)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-tax pre-provision income during the periods presented:

			Quarter Ended
			3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019

Net interest income (GAAP)			$103,952	$105,591	$108,466	$107,724	$104,808
Noninterest income (GAAP)			65,264	47,578	48,337	49,639	41,491
Pre-tax pre-provision revenue		(a)	$169,216	$153,169	$156,803	$157,363	$146,299

Noninterest expense (GAAP)			$123,810	$110,027	$106,853	$106,101	$106,021
Less:	Voluntary early retirement program		(4,375)	—	—	—	—
Credit loss expense related to off-balance sheet credit exposures			(6,783)	—	—	—	—
Adjusted noninterest expense (Non-GAAP)		(b)	$112,652	$110,027	$106,853	$106,101	$106,021

Pre-tax pre-provision income (Non-GAAP)		(a)-(b)	$56,564	$43,142	$49,950	$51,262	$40,278

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended
	3/31/2020		3/31/2019
	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$22,218	$0.35	$33,339	$0.51

Significant non-routine transactions (net of taxes):
Voluntary early retirement program	3,281	0.05	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$25,499	$0.40	$33,339	$0.51

	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)
Return on equity	5.45%	6.25%	8.50%	n/a
Return on average tangible equity	7.34%	8.39%	11.55%	n/a
Return on assets	0.66%	0.75%	1.01%	n/a

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2020
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended
			3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019

	Total noninterest expense (GAAP)		$123,810	$110,027	$106,853	$106,101	$106,021
Less:	Other real estate expense, net		(1,294)	(1,491)	(531)	(132)	(1,752)
	Amortization of intangibles		(812)	(1,002)	(1,021)	(992)	(1,101)
	Voluntary early retirement program		(4,375)	—	—	—	—
	Credit loss expense related to off-balance sheet exposures		(6,783)	—	—	—	—
	Charitable contributions resulting in state tax credits		(375)	—	—	—	—
	Adjusted noninterest expense (Non-GAAP)	(c)	$110,171	$107,534	$105,301	$104,977	$103,168

	Net interest income (GAAP)		$103,952	$105,591	$108,466	$107,724	$104,808
Add:	Tax equivalent adjustment		3,108	3,149	3,249	3,248	3,231
	Net interest income-FTE (Non-GAAP)	(a)	$107,060	$108,740	$111,715	$110,972	$108,039

	Noninterest income (GAAP)		$65,264	$47,578	$48,337	$49,639	$41,491
Add:	Partnership amortization for tax credit purposes		1,161	1,630	1,994	2,010	2,010
	Adjusted noninterest income (Non-GAAP)	(b)	$66,425	$49,208	$50,331	$51,649	$43,501

	Adjusted revenue (Non-GAAP)	(a)+(b)	$173,485	$157,948	$162,046	$162,621	$151,540

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	63.50%	68.08%	64.98%	64.55%	68.08%